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Exhibit 10.45

Univision Communications Inc.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067

March 7, 2002

CONFIDENTIAL

Grupo Televisa S.A.
Av. Vasco de Quiroga No. 2000
Colonia Santa Fe
01210 Mexico, D.F.
Mexico
Attention: Mr. Jaime Davila

Re:	Acquisition of Fonovisa Music Group

Gentlemen:

        We refer to the letter agreement (the "Letter Agreement") dated December 19, 2001 (as amended), pursuant to which we have agreed to purchase and you have agreed to sell the Fonovisa group of companies. In connection therewith, the parties hereby agree as follows:

        (1)  To extend the date for execution and delivery of the Long-form Agreement set forth in Section 5 of the Letter Agreement from March 8, 2002 to March 22, 2002.

        (2)  To extend the date of the Closing to the tenth (10th) business day following the satisfaction of the conditions set forth in Section 4 of the Letter Agreement.

        Except as amended hereby, the Letter Agreement remains in full force and effect in accordance with its terms.

        You acknowledge that our representatives have assisted your representatives in preparing the disclosure schedules related to the Letter Agreement. You further agree and acknowledge that the preparation of such disclosure schedules and the information included thereon or omitted thereform are your sole responsibility.

        If the foregoing sets forth over mutual agreement and understanding, please execute below.

Very truly yours,
UNIVISION COMMUNICATIONS INC.

By:	/s/ C. DOUGLAS KRANWINKLE
Name:	C. Douglas Kranwinkle
Title:	Executive Vice President and General Counsel

ACCEPTED, AGREED TO AND ACKNOWLEDGED
This 7th day of March, 2002

GRUPO TELEVISA S.A.
By:	/s/ JUAN MIJARES ORTEGA	By:	/s/ RAFAEL CARABIAS PRINCIPE
Name:	Juan Mijares Ortega	Name:	Rafael Carabias Principe
Title:	Legal Representative	Title:	Legal Representative

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  Exhibit 10.45